CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James Briscoe, President and Chief Executive Officer of Liberty Star Gold Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Liberty Star Gold Corp. for the year ended January 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Liberty Star Gold Corp.

Dated: May 12, 2005

/s/ James Briscoe__________________________

James Briscoe

President and Chief Executive Officer

(Principal Executive Officer)